CSMC 06-2

Group 4

Pay rules

1.

Pay the Nas priority amount to the 4A4 until retired

2.

Beginning on the 1st Distribution date pay the lesser of (x) 610,000 and (y) 99.99% of the principal available per this step to the 4A1 until retired

3.

Pay the 4A2 until retired

4.

Pay the 4A1 until retired

5.

Pay pro-rata to the 4A3, 4A5 and 4A6 until retired

6.

Pay the 4A7

7.

Pay pro-rata to the 4A8 and 4A9 until retired

8.

Pay the 4A1 until retired

Notes

Pricing Speed = 100ppc (4 CPR to 16 CPR over 12 months, 16 CPR thereafter)

Nas Bonds = 4A1 standard 60 months lockout (apply shift to both sched and prepays)

Nas Priority Amount = Balance of 4A1/Total Non-PO Balance

Settlement: 2/28/06